Exhibit 32.2

Section 906 Certification
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The following statement is provided by the undersigned to accompany the Form 10-K of the MLM Index™ Fund pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the MLM Index™ Fund.

Date: February 13, 2015

/s/ James A. Mehling

Vice President and Chief Operating Officer
Mount Lucas Management LP,
Manager of the MLM Index™ Fund